UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 7, 2011, the compensation committee (the “Committee”) of the board of directors of the registrant adopted the FY 2012 Annual Incentive Bonus Program (the “Program”) for the fiscal year ending March 31, 2012 (“fiscal 2012”). Each of the registrant’s Chief Executive Officer, President and Chief Financial Officer, along with other key employees, is eligible to receive cash bonuses under the Program based on the achievement by the registrant of Committee-designated threshold levels of two specified objectives (full-year total revenue and full-year operating income) for fiscal 2012. If the registrant achieves both objectives, the participants in the Program will be entitled to cash bonuses based on a specified percentage of the amount by which actual operating income (adjusted to exclude any expense attributable to the bonus payments themselves) exceeds the threshold operating income. If the registrant fails to achieve either or both objectives, the participants will not be eligible for any bonus under the Program.

The Program is attached as Exhibit 10.1 hereto, and the description of the Program is qualified in its entirety by reference to the full text of the Program, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	FY 2012 Executive Incentive Bonus Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: November 9, 2011	By:	/s/ MARC A. COHEN
Marc A. Cohen
Chairman of the Board, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	FY 2012 Executive Incentive Bonus Program.